Exhibits 5.1, 8.1, 23.1 and 23.2



                                                              September 26, 2001

Saxon Asset Securities Company
4480 Cox Road
Glen Allen, Virginia 23060


                     Re:       Saxon Asset Securities Company,
                               Registration Statement on Form S-3
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Ladies and Gentlemen:

           We will act as counsel for Saxon Asset Securities Company, a Virginia corporation (the "Company"), in connection with the offering, from time to time, in one or more Series (each, a "Series") of the Company's Mortgage Loan Asset Backed Certificates (the "Securities"). The Securities are being registered under the Securities Act of 1933, as amended (the "Act"), by means of a Registration Statement of the Company on Form S-3. The Securities will be offered pursuant to the prospectus, as supplemented by a prospectus supplement (the "Base Prospectus" and applicable "Prospectus Supplement," respectively), which will be filed with the Securities and Exchange Commission pursuant to Rule 424 under the Act. As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a trustee (the "Trustee") and where appropriate, a servicer or master servicer (a "Servicer"), each to be identified in the Prospectus Supplement for such Series of Securities.

           We have examined copies of the Company's form of Pooling and Servicing Agreement (as filed as an exhibit to the Registration Statement), the forms of the Securities and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

           Based upon the foregoing, we are of the opinion that:

           i. When any Pooling and Servicing Agreement relating to a Series of Securities has been duly and validly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company, the Trustee, any Servicer and any other party thereto, such Pooling and Servicing Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter relating to or affecting creditors' rights generally or by general equity principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

           ii. When a Series of Securities has been duly authorized by all necessary action on the part of the Company (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Pooling and Servicing Agreement and issued and delivered against payment therefor as described in the Registration Statement, such Series of Securities will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Pooling and Servicing Agreement.

           We have also advised the Company with respect to certain federal income tax consequences of the proposed issuance of the Securities. This advice is summarized under "Material Federal Income Tax Consequences" in the Base Prospectus. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

           In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

           We hereby consent to the filing of this letter and to the references to this firm under the headings "Legal Matters" and "Material Federal Income Tax Consequences" in the Base Prospectus and applicable Prospectus Supplement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Base Prospectus or any Prospectus Supplement.

                                             Very truly yours,

                                             /s/ McKee Nelson LLP
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                                                 McKee Nelson LLP

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